STOCK OPTION AGREEMENT
                             ----------------------

         THIS AGREEMENT, is effective as of the 25th day of April, 2000, is by and between RMS TITANIC, INC., a Florida corporation (hereinafter referred to as the "Company"), and GERALD COUTURE (hereinafter referred to as the "Optionee").

                              W I T N E S S E T H:

         WHEREAS, the Company has adopted its Stock Option Plan for the benefit of the executive employees of the Company ("Plan"); and

         WHEREAS, Optionee has been approved by the Board of Directors of the Company for the grant of stock options under the Plan; and

         WHEREAS, Optionee desires to be granted an option pursuant to the Plan.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and in consideration of the sum of Ten ($10.00) Dollars in hand paid, receipt whereof is hereby acknowledged, the parties hereby agree as follows:
         1. Grant of Options. The Company hereby grants to the Optionee an option to acquire 300,000 shares of the Company's common stock exercisable on and after the date hereof for the term indicated in Section 2 at the exercise price specified below. The exercise price for all options granted to the Optionee hereunder shall be $1.625 per share, which is the closing price of such shares as of April 24, 2000. The options granted hereunder will be 100% vested and immediately exercisable upon receipt thereof by Optionee.

         2. Exercise Period. All options granted to Optionee hereunder shall have an exercise period of ten (10) years from the date of this Agreement.

         3. Exercise of Options. Optionee may exercise the options granted hereunder by written notice to the Company specifying the intent of the Optionee to exercise the options, the date on which he will purchase such shares, and the number of shares to be purchased. Upon the date so specified, Optionee shall pay the Company the purchase price for the number of shares to be so purchased in cash or cashiers check, and shall sign such investment letter as shall be required by the Company. The Company shall forthwith issue to Optionee and deliver to him a stock certificate or certificates for the number of shares so


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purchased.  In the  alternative,  Optionee  may  elect the  "cashless  exercise"
provision and receive the Net Issue Exercise  Shares in accordance  with Exhibit
A. The Company shall not be obligated to issue any shares unless and until there has been compliance with all applicable securities regulations.

         4. Merger; Consolidation or Sale of Assets; Acceleration; Initial Public Offering. Upon the reorganization, merger or consolidation of the Company regardless of whether the Company is a surviving entity, or upon the dissolution or liquidation of the Company, or upon the sale of all or substantially all the assets of the Company in a transaction or series of related transactions (each of the foregoing is referred to herein as a "Material Transaction"), Optionee shall have the right to immediately exercise all options which have been granted but not yet exercised. The Company shall give the Optionee written notice at least thirty (30) days prior to the consummation of a Material Transaction. Upon receipt of such notice from the Company, the Optionee may exercise the options and make payment of the exercise price in accordance with the procedures described in Section 3 above by delivering a written notice to the Company at least five (5) days prior to the consummation of the Material Transaction. Unless otherwise provided by the Board of Directors of the Company, if the Optionee does not exercise all available options, then upon the consummation of the Material Transaction, the unexercised options shall automatically expire and be of no further force or effect.

         5. Adjustments. In the event of any stock dividend, split-up, combination or exchange of shares, recapitalization, merger, consolidation, acquisition of property or stock, separation, reorganization, or the like, the number and class of shares subject to this Agreement and the option price therefore shall be proportionately adjusted.

         6. Non-Transferability of Options. The options granted hereunder may not be transferable by Optionee to a partnership, trust or a corporation controlled by Optionee or by will or the laws of descent and distribution.

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


         7.       Death or Termination of Employment.

                  a. In the event of the death of Optionee while any options granted hereunder are outstanding, such options may be exercised by the person or persons to whom Optionee's rights under the options are passed by will or the laws of descent and distribution (including his estate during the period of administration) at any time prior to the earlier of (i) the expiration date of the options as provided in this Agreement, or (ii) the expiration of one (1) year after the date of Optionee's death (or such longer period, not exceeding one (1) additional year, as the Board of Directors of the Company may approve), to the extent of the options granted hereunder (whether or not the required period of employment after the date of this Agreement has been completed prior to the death or date of exercise of the option).

                           In the event the  employment by the Company of
Optionee shall terminate for any reason other than by death under the circumstances set forth in subparagraph (a) above, the unexercised portion of such options may be exercised by Optionee at any time prior to the earlier of
(i) the expiration of the options as provided in this Agreement, or (ii) the expiration of ninety (90) days after the date of such employment termination, to the extent Optionee is entitled to exercise such options at the date of such termination.

                  b. In the event the employment by the Company of Optionee shall, in the opinion of the Board of Directors, have been terminated under circumstances which constitute cause for discharge, such options, and all rights to purchase shares pursuant thereto, except as to shares theretofore purchased pursuant to exercise of such options, shall forthwith terminate.

         8. Expenses. The Company shall pay the cost of documentary stamps on any stock issued hereunder.

         9. Amendment and Termination. The Company has reserved the right to amend or terminate at any time the Plan under which this Agreement is made, provided that any amendment or termination shall not affect Optionee's right to the benefit of this Agreement.

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


         10. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

         11. Construction and Severability. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, and the invalidity of any one or more portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, shall not affect the validity of any other portion of this Agreement; and in the event that one or more portions contained herein shall be invalid, this instrument shall be construed as if such invalid portions had not been inserted.

         12. Binding Effect. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their personal representatives, heirs, successors and assigns.

         13. Employment. Nothing in this Agreement or the options granted hereunder shall confer any right to Optionee to continue in the employ of the Company, or interfere in any way with any of the rights of the Company, except as expressly provided for herein.

         14. Costs and Attorney's Fees. If the obligations of the parties expressed herein are the subject of litigation, the prevailing party shall be entitled to recover from the other party all reasonable costs and expenses of such litigation, including reasonable attorneys fees and costs of appeal.

         15. Modification. No change or modification of this Agreement shall valid unless the same be in writing and signed by the parties hereto.

         16. Applicable Law. This Agreement shall be construed and regulated under and by the laws of the State of Florida.

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

         17. Form S-8. The Company will register all shares underlying the options issued under this Stock Option Agreement before December 31, 2000.



                                   RMS TITANIC, INC., a Florida corporation

                                   By:
                                      -------------------------------------
                                                    President
                                   Attest:
                                          ---------------------------------
                                                    Secretary


                                  OPTIONEE

                                  -----------------------------------------
                                                 Gerald Couture

Attachment: Exhibit A


MTC/ej/213215


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



                                    EXHIBIT A
                                    ---------

                            NET ISSUE EXERCISE SHARES

         The Optionee may elect to receive, without the payment by the Optionee of any additional consideration, shares equal to the value of the options granted hereunder or any portion thereof by the surrender of such options or such portion to the Company, together with written notice that the Optionee wishes to elect to exercise such options on a net issue exercise basis. Thereupon, the Company shall issue to the Optionee such number of fully paid and nonassessable shares of common stock of the Company as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

Where
          X = the number of shares to be issued to the Optionee on the exercise of the options or any portion thereof.

          Y = the number of shares covered by the options in respect of which the net issue election is made.

          A = the fair market value of one share of common stock, which is the closing price on the date the net issue election is made.

          B = the option price in effect at the time the net issue election is made.



MTC/ej/213215

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